UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, Lakeland Industries, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Gary Pokrassa, the Chief Financial Officer of the Company. The term (the “Term”) of the Agreement is for a period of three years commencing on January 31, 2012 through January 31, 2015, subject to earlier termination as provided in the Agreement.

During the Term, Mr. Pokrassa will receive an annual base salary of $225,000, less the 8% voluntary reduction in pay currently in effect at the Company. At such time as the voluntary reduction is lifted, Mr. Pokrassa’s annual base salary shall be increased to $250,000. In May of each year during the Term commencing in 2012, Mr. Pokrassa shall also be entitled to an annual bonus of between 80% and 120% of his initial target bonus amount of $85,000 (the “Target Bonus Amount”) based upon the Company’s actual earnings per share for the year. The annual bonus will be calculated each May, but will not become effective or payable until the 8% reduction in salary is lifted.

If, during the Term, the Company terminates Mr. Pokrassa’s employment without Cause or if he terminates his employment for Good Reason (each as defined in the Agreement), Mr. Pokrassa is entitled to a severance payment equal to twelve (12) months of his then current annual base salary. If, however, such termination occurs within 24 months after a change of control, Mr. Pokrassa is entitled to a severance payment equal to 24 months of his annual base salary as in effect as of the date of termination of employment or the year immediately prior to the change in control, whichever is higher, plus an amount equal to two times the Target Bonus Amount in effect as of the date of termination of employment or the year immediately prior to the change in control, whichever is higher.

The Agreement also contains customary non-competition and non-solicitation covenants that bind Mr. Pokrassa during the Term of the Agreement and for a period of one year thereafter.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated January 24, 2012, between Lakeland Industries, Inc. and Gary Pokrassa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: January 24, 2012	/s/ Gary Pokrassa
Gary Pokrassa
CFO